EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT dated as of August 6, 2004, is entered into by and between Rapid BioTest Corporation, a Nevada corporation located at 5409 Ivy Street, Springfiled, Oregon 97478 (collectively with its affiliates and subsidiaries, the "Company"), and Michael Huchital, an individual residing at 29 Distillery Road, Warwick, New York 10990 (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been employed by the Company in a non-officer role;

         WHEREAS, both the Company and the Employee wish the Employee to continue his employment pursuant to the prior contract between the parties;

         WHEREAS, the Company desires to employ the Employee in the additional role of Chief Executive Officer, and the Employee desires to become so employed by the Company, all upon the terms and conditions set forth herein;

         WHEREAS, the Employee has substantial experience and information regarding the business of the Company, and the Company believes that the experience the Employee has with respect to the Business is valuable and unique; and

         WHEREAS, the parties desire by this writing to set forth their intentions with respect to the employment relationship between the Employee and the Company;

         NOW, THEREFORE, in consideration of these premises, the respective covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Term of Employment. The Employee's employment pursuant to this Agreement shall commence on August 9, 2004 (the "Commencement Date") and, subject to earlier termination pursuant to Section 5 hereof, shall continue until December 31, 2006 (the "Scheduled Termination Date"); provided, however, that the initial term (the "Initial Term") of the Employee's employment hereunder shall automatically be extended for additional and successive one (1) year periods (each an "Additional Term") unless either party shall give the other party notice (in the manner hereinafter provided), not later than ninety
(90) days prior to the expiration of the Initial Term or the then current Additional Term, of the notifying party's termination of the Employee's employment which shall be effective as of the expiration of the Initial Term or the then current Additional Term, as the case may be. For purposes hereof, the Initial Term and any Additional Term(s) are referred to collectively as the "Term."

         Section 2. Position and Duties. Employee shall serve as the President and Chief Executive Officer of the Company. In his capacity as President and CEO, Employee shall do and perform all services, acts or things necessary or advisable to develop and implement the Company's diagnostic testing program and the technologies and know-how which constitute that program, including but not limited to the latex-based technology which forms the backbone of the testing program, subject at all times to the policies set by the Board of Directors and to the consent of the Board when required by the terms of this Agreement.



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         Section 3.  Compensation.

                  (a) Base Salary. As compensation for the services to be performed hereunder, for the first year of employment, Employee shall receive a salary at the rate of $80,000 per annum, payable on the first day of each month during the employment term. Following the first year of employment and for the term of this Agreement, the salary shall be negotiated annually with the board of directors but shall be no less than 110% of the previous year's salary.

                  (b) Stock Option. Employee shall be entitled to participate in any stock option plan approved, adopted by the Company's board of directors and approved, adopted and ratified by the Company shareholders.

                  (c) Expense Reimbursement. During the Term the Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Employee is required to travel in the performance of his services under this Agreement, the Employee shall be reimbursed for any travel expenses in accordance with this provision.
                  (d) The foregoing compensation package is intended to be in addition (not insubstitution) to that compensation to which the Employee is now, or may become entitled pursuant to his pre-existing employment agreement.

         Section 4.  Benefits.

                  (a) Annual Vacation: Employee shall be entitled to three weeks vacation time each year with full pay. If Employee is unable for any reason to take the total amount of authorized vacation time during any year, he may, at his sole discretion, (i) accrue that time and add it to vacation time for any following year, or (ii) receive a cash payment in the amount equal to the amount of annual salary attributable to that period.
                  (b) Sick Days: Employee shall be entitled to 10 days per year as sick leave with full pay. Sick leave may not be accumulated.
                  (c) Medical Coverage: Company agrees to include Employee in the coverage of any insurance coverage offered to its other officers, including, but not limited to medical, major medical, hospital, dental, and eye care insurance; provided however, that Employer shall not be obligated to carry or provide any insurance to Employee whatsoever.

         Section 5. Termination of Employment; Effect of Termination of Employment.

                  (a) Termination of Employment. The Employee's employment hereunder shall terminate upon the first to occur of the following:

                           (i) the Employee's death;

                           (ii) the Employee's Permanent Disability (as defined
below);

                           (iii) the Company's termination of the Employee's
employment for Cause (as defined below);

                           (iv) the voluntary resignation of the Employee;

                           (v) the Employee's termination of his employment for
Good Reason (as defined below); and


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                           (vii) the non-renewal of this Agreement by either
party pursuant to Section 1 above.

                  (b) Termination by the Company. The Company may terminate the Employee's employment hereunder by written notice from the Board to the Employee as follows:

                           (i) For Cause. The Company may terminate the
Employee's employment hereunder for Cause immediately upon written notice. Any written notice of termination for Cause shall state in detail the particular act or failure that constitutes the grounds on which the termination for Cause is based. For purposes of this Agreement, "Cause" shall mean a termination of the Employee's employment by the Company because the Employee has: (A) willfully failed to perform his duties on behalf of the Company (other than such failure resulting from the Employee's incapacity due to physical or mental illness), which failure is not cured within ten (10) business days after written notice thereof (specifying the particulars thereof in reasonable detail) from the Board to the Employee; and/or (B) breached or failed to perform his obligations and duties hereunder, which breach or failure is not cured within ten (10) business days after written notice thereof (specifying the particulars thereof in reasonable detail) from the Board to the Employee. At any time during any cure period above, the Employee shall be entitled to a hearing before the Board, in which case the original notice of termination by the Board shall not be effective unless and until the Board, within seven (7) days after such hearing, furnishes written notice to the Employee confirming that in its reasonable judgment grounds for Cause exist. Action or inaction by the Employee shall not be considered "willful" unless done or omitted by the Employee intentionally and not in good faith and without reasonable belief that the Employee's action or inaction was in the best interests of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

                           (ii) Permanent Disability. "Permanent Disability"
shall have the meaning assigned to it in the group disability policy maintained by the Company as of the date on which such determination is to be made; provided, however, if the Company does not maintain such a policy on such date, "Permanent Disability" shall mean the continuous absence from work for more than
(x) one hundred eighty (180) consecutive days on account of any kind of physical or mental illness or impairment (in such case, Permanent Disability shall be deemed to have occurred on the first business day after the conclusion of such 180-day period) or (y) two hundred seventy (270) non-consecutive days in any twelve (12) month period. The Company shall provide written notice of the Employee's termination not later than thirty (30) days after the expiration of any applicable 180-day or 270-day period.

                           (iii) Death. Upon the death of the Employee, his
employment shall be deemed to have immediately terminated without further action on the part of the Company.

                           (iv) Change of Control. This agreement shall not be
terminated by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which the Company is not the consolidated or surviging corporation or a transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the Company's rights, benefits, and obligations hereunder may only be assigned to the surviving or resulting corporation or the transferee of the Company's assets if the Employee, in his sole discretion agrees to such an assignment in writing.

                  (c) Termination by the Employee. The Employee may terminate his employment hereunder by written notice to the Board as follows:

                           (i) Voluntary Termination. The Employee may voluntary
terminate his employment by the Company at any time on or after December 31, 2006 upon written notice to the Company at least ninety (90) days prior to the effective date of such termination.

                           (ii) Good Reason. The Employee may terminate his
employment hereunder at any time for Good Reason upon written notice to the Board. Such notice shall state an effective date no earlier than thirty (30) days after the date it is given during which time the Company will have the right to cure the event or action giving rise to such Good Reason and shall specify the particulars thereof in reasonable detail. For purposes of this Agreement, "Good Reason" means: (A) a material breach of this Agreement by the Company; (B) the assignment by the Company to the Employee of duties without the Employee's express written consent that are materially below the level of the powers and duties typically delegated to a Chief Executive Officer of an entity of similar size with similar personnel requirements; or (C) requiring the Employee to be based anywhere other than Warwick, New York.

                  (d) Notice of Termination. Any purported termination of the Employee's employment by either party and for any reason shall be communicated by written Notice of Termination (as defined below) by the terminating party to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Employee or the Company, which shall indicate the specific basis for termination of employment.

                  (e) Termination Payments.

                          (i) In the event the Employee's employment hereunder
is terminated as a result of the Employee's death or Permanent Disability, the Company shall continue to pay to the Employee (or his estate, as the case may be) his Base Salary for a period of six (6) months from the date of termination in accordance with the normal payroll practices of the Company. Thereafter, no other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law or pursuant to Section 5(f).

                           (ii) In the event the Employee's employment hereunder
is terminated (x) by the Employee for Good Reason, (y) unilaterally by the Company pursuant to Section 1 or (z) by the Company for any reason other than For Cause, the Employee's death or the Employee's Permanent Disability, the Company shall pay to the Employee the Employee's Base Salary and bonuses through the Scheduled Termination Date or for an additional 1.5 years, whichever is greater. Thereafter, no other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law or pursuant to Section 5(f). (f) Additional Payments and Termination of Benefits. In the event the Employee's employment is terminated for any reason, in addition to other payments the Company may be obligated to make pursuant to Section 5(e), the Company shall pay to the Employee (or the legal representative of the Employee) a lump sum payment equal to the sum of (A) all accrued but unused vacation days at the Employee's Base Salary rate on the date of termination, (B) all accrued and unpaid Perquisites through the date of termination, (C) all accrued and unpaid reimbursements and expenses through the date of termination, and (D) other or additional benefits, if any, in accordance with the terms and conditions of applicable plans, programs and arrangements of the Company.

         Section 6. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (i) if by hand delivery, or by a recognized national overnight courier service, upon receipt thereof or (ii) if mailed, three (3) days after it has been postmarked in the U.S. mails, postage prepaid, certified mail, return receipt requested. All notices shall be addressed to the parties at the respective addresses indicated herein or such other address as either party may in the future specify in writing to the other.

         Section 7. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 7 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Employee or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

         Section 8. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. Notwithstanding anything contained herein, the Company shall have the right to assign its rights under Section 6 hereof to any successor of the Company's business. This Agreement is personal to the Employee and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 10 shall be null and void.

         Section 9. Governing Law; Jury Waiver. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rules. In addition, the Company and the Employee hereby agree to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. EACH OF THE PARTIES HERETO hereby waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby

         Section 10. Entire Agreement; No Waiver; Modification. This Agreement shall constitute the entire agreement between the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings between them with respect to such matters, but shall in no way decrease or diminish either party's rights under the previous employment agreement which shall remain in full force and affect. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this Agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy. No term or provision of this Agreement may be amended, altered, modified, rescinded, supplemented, or terminated except by a writing signed by each of the parties hereto.

         Section 11. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

         Section 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

         Section 13. Attorneys' Fees and Costs. If any legal action is necessary to enforce or intetpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.

         Section 14. Modifications. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

         Section 15. Effect of Waiver.The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

         Section 16. Obligations of the Company. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. The Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Employee has signed this Employment Agreement, all as of the date first written above.


                           Rapid BioTest Corporation


                           By: /s/ Margaret Seaman
                           ------------------------------------------
                               Margaret Seaman, Board Chairperson



                           On behalf of Employee



                           By: /s/  Michael Huchital
                           ------------------------------------------
                                    Michael Huchital, Ph.D.